EXHIBIT 3.2
                            CERTIFICATE OF AMENDMENT
                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF
                           UNITED VENTURES GROUP, INC.

                            Under Section 242 of the
                General Corporation Law of the States of Delaware

         UNITED VENTURES GROUP, INC.(the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation, by meeting of the Board,
adopted  the  following   resolutions  proposing  and  declaring  advisable  the
following amendment to the Certificate of Incorporation of said Corporation:

         RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

                FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 40,000,000 of which 35,000,000 shall be designated as Common Stock with a par value of $.001 per share, and 5,000,000 shall be designated as Preferred Stock with a par value of $.001 per share.

                The Board of Directors may divide the  Preferred  Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The
         Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance.

SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

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THIRD:  That the aforesaid  amendment  was duly adopted in  accordance  with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Secretary, this 30 th day of December, 1998.

                                                     UNITED VENTURES GROUP, INC.

                                                   By:/s/ Isaac Nussen_______
                                                      Isaac Nussen, President

ATTEST:

By: /s/_George Weisz_____
        George Weisz
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                           CERTIFICATE OF DESIGNATION
                                     OF THE

                            SERIES A PREFERRED STOCK

                                       OF
                           UNITED VENTURES GROUP, INC.

                            Under Section 151 of the

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

         UNITED VENTURES GROUP, INC.(the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation, by meeting of the Board, approved by resolution the creation of a Series A Preferred Stock from among the Preferred Stock previously authorized in the Certificate of Incorporation and which the Board of Directors has the authority to designate. The following sets forth the designation and relative rights of the Series A Preferred Stock:

                  There is hereby created a series of the Preferred Stock of this Corporation to consist of 200,000 of the 5,000,000 shares of Preferred Stock, $.001 par value per share, which this Corporation now has authority to issue.

                           1. The distinctive designation of the series shall be
                  "Series A Preferred Stock"; the number of shares of Series A Preferred Stock shall be 200,000.

                           2. The holders of the Series A Preferred  Stock shall
                  not be entitled to receive cash dividends.

                           3. The Series A  Preferred  Stock  shall not  receive
                  assets  in  the  event  of  the   voluntary   or   involuntary
                  liquidation, dissolution or winding up of this Corporation.

I. The holders of the Series A Preferred Stock shall have the right to vote along with the holders of the Common Stock as one class on all matters for which the shareholders of the Corporation shall vote. The holders of the outstanding Series A Preferred Stock shall have the right to cast an aggregate of 54% of the total votes of all the shares of the Corporation.

I. The Series A Preferred Stock shall not be convertible into any other shares and shall not be transferable except to family members of the holder or to the estate or beneficiaries of the holder.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and SECRETARY, THIS 11 th day of March 1999.

                                                 UNITED VENTURES GROUP, INC.
                                                  BY:__S/ ISAAC NUSSEN   _____
                                                   Isaac Nussen, President

ATTEST:

BY:__S/ GEORGE WEISZ___________________________

         George Weisz